Exhibit 10.1

SIXTH AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Sixth Amendment”) is made as of March 4, 2016 between RED DOOR HOUSING, LLC, a Texas limited liability company (“Seller”) and REVEN HOUSING TEXAS, LLC, a Delaware limited liability company (“Buyer”) with reference to the following recitals:

RECITALS

A. Seller and Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated as of September 26, 2014, pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller, 100 single family homes in the State of Texas, as amended by that certain First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of January 26, 2015, that certain Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of May 11, 2015, that certain Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of August 12, 2015, that certain Fourth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of September 23, 2015, and that certain Fifth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of December 29, 2015 (as amended, the “Agreement”).

B. Seller and Buyer desire to amend the Agreement in accordance with the terms of this Sixth Amendment.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

2.	Due Diligence Period. The Due Diligence Period pursuant to the Basic Terms of the Agreement is hereby deleted in its entirety and amended to read as follows:

“Due Diligence Period: Subject to the “Acceleration of the Due Diligence Period and Closing Date” provision in the Basic Terms and Section 7 below, the period commencing on the Effective Date and ending on April 30, 2016.”

3.	Basic Terms. The Acceleration of the Due Diligence Period and Closing Date pursuant to the Basic Terms of the Agreement is hereby deleted in its entirety and amended to read as follows:

“Acceleration of the Due Diligence Period and Closing Date: Upon five (5) business days’ written notice from Buyer to Seller and subject to Section 5 of this Agreement, Buyer may elect to purchase from Seller any or all of the properties listed on Exhibit A attached hereto by delivering written notice (the “Property Notice”) of its election to accelerate the Due Diligence Period and Closing Date on those properties listed in the Property Notice (the “Accelerated Closing” and the date specified in the Property Notice shall be the “Accelerated Closing Date”). For the avoidance of doubt, the terms of the Agreement shall remain in effect for those properties not included in the Property Notice.”

4.	Due Diligence Period; Post-Closing Inspection Reports. Section 7(a) of the Agreement is hereby deleted in its entirety and amended to read as follows:

“(a) Subject to the “Acceleration of the Due Diligence Period and Closing Date” provision in the Basic Terms, Buyer shall have a period commencing on the Effective Date and ending at 6:00 PM Pacific Time on April 30, 2016 (the “Due Diligence Period”) to examine, inspect, and investigate the Property and, in Buyer’s sole judgment and discretion, to determine whether Buyer desires to purchase the Property.”

5.	Governing Law. This Sixth Amendment shall be governed by the laws of the State of Texas.

6.	Full Force and Effect. Except as modified by this Sixth Amendment, the Agreement is unchanged, and is hereby ratified and acknowledged by Buyer and Seller to be in full force and effect.

7.	Counterparts. This Sixth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Sixth Amendment shall constitute an original for all purposes.

8.	Miscellaneous. This Sixth Amendment, together with the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of this Sixth Amendment and the Agreement, the provisions of this Sixth Amendment shall govern and control. This Sixth Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

IN WITNESS WHEREOF, the undersigned parties have caused this Fifth Amendment to be duly executed as of the day and year first written above.

SELLER

RED DOOR HOUSING, LLC,
a Texas limited liability company

By:	/s/ Ricky Williams
Ricky Williams, Manager

BUYER

REVEN HOUSING TEXAS, LLC,
a Delaware limited liability company

By:	REVEN HOUSING REIT, INC.,
a Maryland corporation,
its sole member

	By:	/s/ Chad Carpenter
Chad Carpenter,
Chief Executive Officer